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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 6, 2007
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     Twin Disc, Incorporated
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(exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street Racine, Wisconsin 53403
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(Address of principal executive offices)

     Registrant's telephone number, including area code: (262)638-4000
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Item 5.03	Amendment to the Articles of Incorporation or Bylaws; Change in
Fiscal Year

     On October 19, 2007, the Board of Directors of Twin Disc, Incorporated (the “Company”) approved an amendment to its Restated Articles of Incorporation to increase the number of authorized shares of common stock from 15 million to 30 million. The amendment was made in conjunction with the decision of the Board of Directors to change each issued and unissued share of the Company’s common stock, including shares held in treasury, into two shares in order to effect a two-for-one split of the Company’s common stock. The Company’s Restated Articles of Incorporation containing this amendment were filed with the Wisconsin Department of Financial Institutions on December 6, 2007, and will become effective on December 10, 2007. The Restated Articles of Incorporation also change the registered agent of the Company to Thomas E. Valentyn, the Company’s General Counsel and Secretary.

Item	9.01	Financial Statements and Exhibits
(c)	Exhibits.
EXHIBIT NUMBER		DESCRIPTION

3.1 Restated Articles of Incorporation of Twin Disc, Incorporated

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SIGNATURE

     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 6, 2007                                                   Twin Disc, Incorporated

                                                                         /s/ THOMAS E. VALENTYN
                                                                         Thomas E. Valentyn
                                                                         General Counsel and Secretary